LOAN AGREEMENT

This Loan Agreement (the “Agreement”) is entered into as of August 28, 2026 by and between:

1. Nex Neo Tech Inc., a Wyoming corporation (the “Company” or “Borrower”), and

2. Zetoria LLC, a Wyoming limited liability company (the “Investor” or “Lender”).

The Company and the Investor are each referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS:

A. The Investor desires to loan funds to the Company, and the Company desires to borrow such funds, on the terms and conditions set forth herein; and

B. In consideration for the loan, the Company shall issue to the Investor a convertible promissory note (the "Note"), the terms of which are set forth in a Convertible Promissory Note Agreement entered into between the Parties on even date herewith (the “Note Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties agree as follows:

1. Loan

1.1 Subject to the terms of this Agreement, the Investor shall loan to the Company upon the Company's request, up to an aggregate principal amount of Twenty Thousand U.S. Dollars ($20,000.00) (the "Loan"). The Company may request one or more advances of the Loan from time to time by delivering an invoice to the Investor specifying the amount requested (each, a "Draw Request"). The Investor shall fund each Draw Request within five (5) business days of receipt. The date of each such advance is referred to herein as an "Advance Date."

1.2 In consideration for the Loan, the Company shall issue to the Investor, upon execution of this Agreement, the Note under the Note Agreement with respect to each Advance of up to $20,000.00 in the aggregate. Each Advance shall be evidenced by an Advance Amendment to the Note, executed by both Parties substantially concurrently with the funding of such Advance, in accordance with Section 1.1 of the Note Agreement.

2. Purpose Of Loan

2.1 The proceeds of the Loan shall be used by the Company for general working capital purposes.

2.2 The Company shall have no obligation to report to the Investor on the specific use of any Loan proceeds advanced hereunder, unless otherwise agreed in writing by the Parties.

3. Repayment And Conversion

The Loan, together with accrued interest, shall be repayable or convertible into shares of the Company's common stock, in each case solely in accordance with the terms of the Note and the Note Agreement. This Agreement does not itself create repayment or conversion terms; such terms are governed exclusively by the Note Agreement.

4. Representations And Warranties

4.1 The Company represents and warrants that (a) it has full corporate power and authority to enter into this Agreement and to issue the Note, (b) the execution of this Agreement and issuance of the Note have been duly authorized, and (c) this Agreement constitutes a valid and binding obligation of the Company.

4.2 The Investor represents and warrants that it has full power and authority to enter into this Agreement and that the funds advanced as the Loan are lawfully owned by the Investor.

5. Covenants

5.1 The Company shall promptly notify the Investor in writing of any Event of Default (as defined in the Note Agreement) of which it becomes aware.

5.2 The Company shall maintain its corporate existence in good standing throughout the term of the Loan.

6. Conditions To Closing

The obligation of the Investor to fund the Loan is subject to (a) execution and delivery of this Agreement and the Note Agreement by both Parties, and (b) delivery of the Note by the Company.

7. General Provisions

7.1 Governing Law. This Agreement shall be governed by the laws of the State of Wyoming.

7.2 Dispute Resolution. The Parties shall first attempt good-faith negotiation; failing resolution within thirty (30) days, disputes shall be submitted to the state or federal courts located in Laramie County, Wyoming, and each Party consents to the exclusive jurisdiction and venue of such courts.

7.3 Severability. Invalid or unenforceable provisions shall not affect the remainder of this Agreement.

7.4 Entire Agreement; Amendments. This Agreement, together with the Note Agreement, constitutes the entire agreement between the Parties and may only be amended in writing signed by both Parties.

7.5 Counterparts. This Agreement may be executed in counterparts, including electronically.

7.6 Relationship to the Note Agreement. The Note Agreement (and the Note issued thereunder) governs all repayment, interest, default, and conversion terms. In the event of any conflict between this Agreement and the Note Agreement with respect to such terms, the Note Agreement shall control.

7.7 Notices. All notices, requests, or other communications required or permitted hereunder shall be in writing and shall be deemed delivered when (a) delivered personally, (b) sent by confirmed email, or (c) sent by commercial overnight courier with written verification of receipt, addressed to the Parties at the following addresses (or such other address as a Party may specify by notice):

• If to the Company: main@nexneoinc.com

• If to the Investor: general@zetoria.net

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Nex Neo Tech Inc.

By: /s/ Nex Neo Tech Inc.

Authorized Representative

Title: President and Director

Zetoria LLC

By: /s/ Zetoria LLC

Authorized Representative

Title: Manager